Exhibit 10.1

AMENDMENT N°1 TO THE EQUIPMENT PURCHASE AGREEMENT

UNITE RAU 1

This Amendment n°l to the Exclusive Equipment Purchase Agreement dated November 6, 2012 (the “Agreement”) is entered into as of the 12, June, 2013 (the “Effective Date”) between Mitcham Industries, Inc., a corporation organized under the laws of Texas, USA (“MITCHAM”), and Sercel Inc., a corporation organized under the laws of Oklahoma, USA (“SERCEL”), which parties agree as follows:

Words with capital letters in this Amendment shall have the meaning set forth in the Agreement, unless expressly stated otherwise herein.

1.	The Parties expressly agree to modify article 4.b of the Agreement as follows:

“4.(b) For purposes hereof, the term “Minimum Purchase Requirement” for years subsequent to 2012 shall mean Products purchased and delivered to MITCHAM via Supply PO’s from SERCEL as follows:

From January 1, 2013 to December 31, 2013: purchase of 6,000 Unite RAU1

From January 1, 2014 to September 30, 2014: purchase of 6,000 Unite RAUl.”

2.	The Parties expressly agree to add to article 24 of the Agreement the following paragraph

In addition, SERCEL shall be entitled to immediately terminate this Agreement effective upon the giving of notice to MITCHAM in the event that the Agreement entered between the Parties on June 12, 2013 regarding the UNITE RAU eX-3 is terminated by SERCEL for breach by MITCHAM of any of its obligation under this UNITE RAU 1 Agreement.

All other terms of the Agreement not expressly modified by this Amendment shall remain valid with full force and effect.

IN WITNESS WHEREOF, This Agreement has been executed on behalf of the parties by their duly authorized representative as of the date first written above.

SERCEL Inc.

By:	/s/ George Wood, President
George Wood, President

Mitcham Industries, Inc.

By:	/s/ Billy F. Mitcham, Jr., President
Billy F. Mitcham, Jr., President

pg. 1